Exhibit 4.12

INDEMNITY AGREEMENT

This Agreement is made effective as of the __rd day of ___________ 20__;

BETWEEN:

4Front Ventures Corp., a company amalgamated under the Business Corporations Act (British Columbia) (the “Act”)

(the “Corporation”)

AND

______________, an individual with a residence at ____________________
(the “Indemnified Party”)

WHEREAS:

A. The Corporation wishes to have the Indemnified Party serve or continue to serve as a director and/or officer of the Corporation and/or a subsidiary of the Corporation, and may wish to have the Indemnified Party serve as a director and/or officer, or in a similar capacity, of another entity from time to time (each such entity (including without limitation, a subsidiary of the Corporation but excluding the Corporation) is hereinafter referred to as an “Affiliate”).

B. As a prerequisite to the Indemnified Party providing the service or continued service to the Corporation and/or an Affiliate, the Indemnified Party has requested an indemnity from the Corporation.

C. The Corporation wishes that the Indemnified Party be indemnified in respect of the Indemnified Party’s service to the Corporation or any Affiliate.

NOW THEREFORE, in consideration of the covenants contained herein and of the Indemnified Party’s agreement for continued service to the Corporation or any Affiliates, the parties hereto agree as follows:

1.	Indemnification

(a)

The Corporation hereby agrees to indemnify and save harmless the Indemnified Party (and his heirs and successors) from and against any and all costs, charges and expenses (including, but not limited to, any amount paid to settle any action or to satisfy any judgment), actually and reasonably paid or incurred by the Indemnified Party (his heirs or successors) in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnified Party is involved by reason of being or having been a director or officer of, or acting in a similar capacity to the Corporation and/or an Affiliate, provided that:

(i)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the Affiliate;

[Indemnity Agreement]

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his conduct was lawful;

(iii)

it is not a proceeding initiated by the Indemnified Party, including any proceeding against the Corporation or its directors, officers, employees or other indemnitees and not by way of defence, except (i) a proceeding by the Indemnified Party for (A) indemnification or reimbursement or advance payment of expenses by the Corporation under any provision of this Agreement, or under any other agreement or provision of the constating documents of the Corporation now or hereafter in effect relating to liabilities, and (B) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation from time to time (unless a Court determines that each of the material assertions made by the Indemnified Party in such proceeding was not made in good faith or was frivolous); or (ii) where the Corporation has joined in, or the board of directors has consented to, the initiation of such proceeding;

(iv)	a final decision by a Court does not determine that such indemnification is prohibited by applicable law; and

(v)

it is not for the disgorgement of profits arising from (i) the purchase or sale by the Indemnified Party of securities of the Corporation in violation of the Securities Act (British Columbia) or any similar legislation, or (ii) short swing trading liability under Section 16 of the U.S. Securities Exchange Act of 1934, as amended, or any similar legislation.

(b)	In addition, and without limitation of Section 1(a) above, the Corporation agrees:

(i)

to indemnify the Indemnified Party (and his heirs and successors) (and, if requested by the Indemnified Party, advance monies to the Indemnified Party under section 2) in respect of any action by or on behalf of the Corporation or an Affiliate to procure a judgment in its favour, to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or such Affiliate, against all costs, charges and expenses actually and reasonably paid or incurred by him in connection with such action, provided that the Indemnified Party has fulfilled the conditions described in subsections 1(a)(i) through 1(a)(v) above and subject to the Corporation obtaining any necessary approval of a Court or the Corporation’s articles of amalgamation as amended from time to time (the “Articles”), if required, to pay such indemnity or make such advance; and

(ii)

in the event that the approval of a Court is required to permit the payment of any indemnity or advance hereunder, the Corporation agrees to make application for and use its best efforts to obtain the Court’s approval to such payment or advance.

(c)

The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in subsections 1(a) and (b) hereof; and

(ii)

subsections 1(a) and 1(b) and section 2 are intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), subsections 1(a) and 1(b) and section 2, as applicable, shall be deemed to be amended concurrently with such amendment so as to provide such broader indemnification.

2.	Advance of Costs

The Corporation agrees that it will advance monies to the Indemnified Party without security or interest for the costs, charges and expenses of a civil, criminal or administrative action or proceeding contemplated by section 1 above (“Expenses”), promptly at the request of the Indemnified Party, with the understanding and agreement that, in the event it is ultimately determined that the Indemnified Party did not fulfil the conditions described in paragraph 1(a)(i) through 1(a)(v) above, the Indemnified Party will repay to the Corporation the monies or the appropriate portion thereof, so paid in advance. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by the Indemnified Party in connection with the interpretation, enforcement or defense of the Indemnified Party’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnified Party or the amount of judgments or fines against the Indemnified Party. The parties agree that for the purposes of any advancement of Expenses for which the Indemnified Party has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Indemnified’s counsel as being reasonable shall be presumed conclusively to be reasonable.

3.	Other Rights and Remedies

Neither the right to indemnification and advance of moneys to cover costs, charges and expenses of the Indemnified Party set out in Sections 1 and 2 above, nor the making of any payment to the Indemnified Party pursuant thereto will be deemed to derogate from or exclude any other rights of indemnification or contribution to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law or under the Articles of the Corporation or any vote of shareholders of the Corporation or otherwise, and the Corporation will, to the extent permitted by law, indemnify and save the Indemnified Party harmless from and against all other losses, liabilities, claims, damages, costs, charges or expenses that the Indemnified Party may suffer or incur by or as a result of the Indemnified Party serving as a director or officer of, or in a similar capacity to the Corporation and/or an Affiliate.

4.	Settlement of Proceedings

The Corporation shall not be liable to the Indemnified Party under this Agreement for any amounts paid in settlement of any proceeding made without the Corporation’s prior written consent, which shall not be unreasonably withheld.

5.	Right to Retain Independent Counsel

The Corporation shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of any claim, proceeding or other matter in which the Corporation has agreed to indemnify the Indemnified Party pursuant to this Agreement, including by approving counsel to act for the Indemnified Person jointly with the other indemnitees. In any such matter, the Indemnified Party shall have the right to employ its own legal counsel, but all expenses related to such counsel incurred after notice from the Corporation of its participation in or assumption of control of such negotiation, settlement or defence shall be at the Indemnified Party’s own expense; provided, however, that if (i) the Indemnified Party’s employment of its own legal counsel has been authorized by the Corporation, (ii) the Indemnified Party has reasonably determined that there may be a conflict of interest between the Indemnified Party and the Corporation in the defense of such claim, proceeding or other matter, or (iii) the Corporation has not in fact employed counsel to assume the defense of such claim, proceeding or other matter, then the Indemnified Party shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, one local counsel in respect of any such claim, proceeding or other matter) and all expenses related to such separate counsel shall be borne by the Corporation.

6.	Fee for Service

If the Indemnified Party, at the request of the Corporation or otherwise, assists or is required to assist in investigating, defending or appealing any civil, criminal or administrative action or proceeding, actual or threatened, against the Corporation, an Affiliate or any other officer or director of the Corporation or an Affiliate, in addition to being indemnified as provided above for any losses, liabilities, claims, damages, costs, charges or expenses actually and reasonably paid, incurred or suffered by the Indemnified Party, if the Indemnified Party is not then a full-time employee of the Corporation or an Affiliate, the Indemnified Party shall be paid a daily fee by the Corporation for such services as determined appropriate by the Corporation, acting reasonably, in addition to any other remuneration to which the Indemnified Party may be legally entitled to receive from the Corporation.

7.	Income or Other Tax

Without limiting the generality of the foregoing, should any payment made pursuant to this Agreement be deemed by Canada Revenue Agency or any other taxation authority of Canada or any political subdivision thereof to constitute a taxable benefit or otherwise be or become subject to any tax, then the Corporation shall pay to the Indemnified Party such additional amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, is equal to the amount of the actual losses, liabilities, claims, damages, costs, charges or expenses against which the Indemnified Party was to be indemnified hereunder.

8.	Insurance

(a)

The Corporation agrees to use commercially reasonable efforts to purchase and maintain or cause to be purchased and maintained, while the Indemnified Party remains a director or officer of, or continues to act in a similar capacity to, the Corporation and/or an Affiliate and thereafter for so long as the Indemnified Party shall be subject to any pending claim for indemnification pursuant to this Indemnity, insurance for the benefit of the Indemnified Party against any liabilities actually and reasonably incurred by him in his current capacity, or in a similar capacity to, the Corporation and/or Affiliate taking into account the scope and amount of coverage available relative to the cost thereof.

(b)

The Corporation agrees, upon request of the Indemnified Party, to provide evidence to the Indemnified Party for so long as the Corporation is obligated to maintain such insurance under the terms hereof, that it has procured such insurance and shall provide the Indemnified Party with a copy of the relevant insurance policy.

(c)

The Corporation will be subrogated to all rights that the Indemnified Party or any of the heirs and personal or other legal representatives of the Indemnified Party may have under policies of insurance.

9.	Effective Time

The indemnity granted in this Agreement shall be effective as and from the first day that the Indemnified Party became or becomes a director and/or officer of the Corporation or an Affiliate.

10.	Legal Advice

The Indemnified Party hereby acknowledges that he or she was recommended to obtain independent legal representation before executing this Agreement, and that by executing this Agreement he or she represents to the Corporation that he or she has had the opportunity to obtain independent legal representation and has obtained, or waived the right to obtain, such independent legal representation. The Indemnified Party has not received any legal advice from the Corporation or its legal counsel.

11.	Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given or made as of the date delivered or sent if delivered personally or sent by facsimile or as of the following business day if sent by courier or on the fifth business day after the date on which it is mailed if mailed by prepaid registered mail (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during such interruption occurs shall not be counted) to the parties hereto at the following addresses:

(a)	if to the Indemnified Party, at:

(b)	if to the Corporation, at:

4Front Ventures Corporation

5060 North 40th Street, Suite 120

Phoenix, Arizona, 85018

Attention:                 _____________

Email:                 ______________

or to such other address as each party may from time to time notify the other of in writing.

12.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)

the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)

to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

13.	Governing Law

The parties hereto agree that this agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada enforceable therein and the parties hereto submit to the jurisdiction of the Courts of British Columbia.

14.	Further Assurances

The parties hereto will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as another party hereto may reasonably request and is necessary or desirable to give effect to the provisions hereof.

15.	Modification and Waiver

This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.	Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Corporation and its successors and assigns and to the Indemnified Party and his estate, executors, administrators, legal representatives, lawful heirs, successors and assigns.

17.	Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Corporation is continued, incorporated, amalgamated or otherwise becomes governed by an enactment other than the Act, then all references herein to the Act shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18.	Counterparts

This agreement may be executed by facsimile, portable document format (pdf.) file, telecopier or other electronic transmission and in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

4FRONT VENTURES CORP.

Per:
Chief Executive Officer

)
)
)
	)	Witness
Director/Officer:	)
)
	)	Name of Witness

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